UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2023

AIR PRODUCTS AND CHEMICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-04534	23-1274455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and Zip Code)

(610) 481-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2023, Jeffrey J. Kutz, Vice President, Corporate Controller and Principal Accounting Officer of Air Products and Chemicals, Inc. (the “Company”) informed the Company of his decision to retire effective December 18, 2023. William J. Pellicciotti will join the Company as Controller and Chief Accounting Officer on October 25, 2023 and will succeed Mr. Kutz as the Company’s principal accounting officer effective upon Mr. Kutz’s retirement.

Mr. Pellicciotti, age 44, has served as Senior Vice President, Controller and Chief Accounting Officer of Advance Auto Parts, Inc. since January 2022. Mr. Pellicciotti previously served as Vice President, Controller – North America for The Kraft Heinz Company from October 2020 and in a variety of roles with increasing responsibility at Colgate-Palmolive Company, including as Finance Director – SEC Reporting, Accounting Policy and SOX Compliance from 2019 to 2020, Division Finance Director – Asia Pacific Division, based in Hong Kong, from 2018 to 2019, Center Lead and Finance Director for Colgate Business Services, based in Poland, from 2013 to 2017, and Associate Director – Corporate Audit, from 2009 to 2013. Mr. Pellicciotti began his career as an accountant at CliftonLarsonAllen, LLP, a professional services firm, and subsequently served as a manager at PricewaterhouseCoopers LLP. Mr. Pellicciotti holds a B.A. in Accounting and is a certified public accountant.

Mr. Pellicciotti will receive salary, bonus and equity awards at levels consistent with his seniority and position. Mr. Pellicciotti also will receive a new hire bonus of $200,000, a new hire restricted stock unit award with a grant date value of $250,000 that will vest after two years and a new hire restricted stock unit award with a grant date value of $325,000 that will vest after three years. Mr. Pellicciotti also will receive a $250,000 retention bonus to be paid in the first pay cycle following his first anniversary of employment, contingent upon his continued service. Mr. Pellicciotti also will receive health, welfare and retirement benefits that are generally available to salaried employees.

Neither Mr. Pellicciotti nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Pellicciotti a party to any arrangement or understanding under which he was selected to serve as an officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: October 10, 2023	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President, General Counsel and Secretary